UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 13, 2014
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 13, 2014, Rovi Corporation (the “Company”) announced the appointment of Mr. John Burke as Executive Vice President and Chief Operating Officer effective March 18, 2014.

The Company entered into an offer letter agreement with Mr. Burke dated February 25, 2014, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Under the agreement, Mr. Burke is employed on an “at will” basis, is entitled to an initial annual base salary of $450,000, and is eligible to participate in the Senior Executive Company Incentive Plan (the “EIP”) for calendar year 2014 on a prorated basis with a cash bonus target equal to 60% of his base salary.

Rovi also will grant Mr. Burke, on April 1, 2014, options to purchase 50,000 shares of Company common stock, having a term of seven years and vesting over four years, with 25% vesting on the one-year anniversary of the grant date and the remaining vesting monthly thereafter. Additionally, Rovi will grant Mr. Burke two Restricted Stock Awards on May 1, 2014, the first in the amount of 55,000 shares and the second in the amount of 55,000 shares (the “RSAs”). The first of such RSAs (the 55,000 share time-based RSA) will vest over four (4) years with 25% vesting on each of the annual anniversaries of the grant date.

The second of such RSAs (the 55,000 share performance-based RSA) will be eligible to vest on the third anniversary of the grant date. One-third of the grant will be measured against company performance each year based upon achievement of total annual adjusted pro forma revenue and annual adjusted pro forma operating profit (each measured on a calendar year basis). The weighting of the annual vesting targets and the operating profit performance metrics are outlined in Exhibit A to Mr. Burke’s offer letter. Achievement of performance shall be in accordance with the terms and conditions of the Notice of Restricted Stock Award and Restricted Stock Award Agreement applicable thereto. At end of the three-year period, the Company shall apply the average vesting factor the three-year period to the total grant amount to determine the total amount eligible to vest based on achievement of the performance metrics. The company will then apply a modifier to the total amount eligible to vest based upon total shareholder return over the same three-year period of the company relative to its peers to determine the actual amount of performance-based RSAs to be vested. The modifier will be plus 10% for high company achievement relative to the index (top 25 percent of the applicable peer group), minus 10% for low company achievement relative to the index (bottom 25 percent of the applicable peer group), and zero (no adjustment) for achievement between the top 25 percent and bottom 25 percent of the applicable peer group relative to the index. The vesting of the all RSAs is conditioned upon Mr. Burke remaining in employment with the Company through the applicable vesting date.

The Company also will enter into an Executive Severance and Arbitration Agreement (the “Severance Agreement”) with Mr. Burke effective on March 18, 2014. A copy of the Severance Agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference. The Severance Agreement provides, among other things, that if, at any time, the Company terminates Mr. Burke’s employment without Cause, and other than as a result of Mr. Burke’s death or disability, or Mr. Burke resigns for Good Reason, then (i) the Company shall continue to pay Mr. Burke at his regular base pay and shall provide certain Welfare Benefits for a period of 12 months immediately following the termination of employment; and (ii) the Company shall pay Mr. Burke an amount equal to Mr. Burke’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) pro-rata for the amount of time employed during the year in which Mr. Burke’s termination occurs, payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date. Additionally, in the event that a Change in Control of the Company occurs and, within the period beginning ninety (90) days before the date of the Change in Control and ending 12 months thereafter, Mr. Burke’s employment either is terminated by the Company without Cause or Mr. Burke voluntarily terminates his employment with the Company with Good Reason, then, in addition to the severance benefits discussed above, Mr. Burke will also receive the following additional severance benefits: (i) all Stock Awards held by Mr. Burke as of the date of termination will immediately vest and become fully exercisable; and (ii) the Company shall pay Mr. Burke an amount equal to Mr. Burke’s target bonus (assuming full performance, but no over-performance, of targets, and for clarity excluding any discretionary bonuses) for the remainder of the year in which Mr. Burke’s termination occurs (to the extent such pro rata bonus under the above severance benefit is less than the entire year), payable in a lump-sum, less applicable deductions and withholdings, on the 60th day following his termination date. If Mr. Burke commences new employment with compensation that is substantially comparable to such severance pay within the 12 month period following the termination date, Mr. Burke’s salary continuation and Welfare Benefits shall cease on the later of the date six months after the termination of employment with the Company or the date Mr. Burke commences new employment. Payment of the severance benefits is conditioned, among other things, on Mr. Burke delivering an effective, general release of claims in favor of the Company. Capitalized terms used above but not defined are defined in the Severance Agreement. The foregoing description of the Severance Agreement is a summary and is qualified in its entirety by reference to the copy of the Executive Severance and Arbitration Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Officer

On March 13, 2014, the Company announced the appointment of Mr. John Burke as the Company’s Executive Vice President and Chief Operating Officer, effective March 18, 2014.

Prior to joining the Company, Mr. Burke served as Senior Vice President, Corporate Development & Strategy, and President, Cloud Solutions Business at ARRIS Group, Inc. from April 2013 to November 2013.  From October 2010 to April 2013 when Arris acquired Motorola Mobility’s Home business from Google, he served as Senior Vice President and General Manager of the Converged Solutions business.  Prior to that, he served in various capacities at Motorola, Inc., including Senior Vice President and General Manager of Motorola’s Broadband Home Solutions from 2007 to 2010.  Mr. Burke joined Motorola in 2000 with the acquisition of General Instrument Corp., where he spent 15 years in a variety of leadership positions, including Vice President and General Manager of Data & Voice CPE Solutions.  Mr. Burke holds a B.S in business administration from The Ohio State University and an MBA from Saint Joseph’s University.

(e)    Compensation of Officer

Mr. Burke’s compensatory arrangements for his service as the Executive Vice President and Chief Operating Officer are set forth above in Item 1.01.

Item 9.01    Financial Statements and Exhibits.

(d)    The following exhibits are filed with this report on Form 8-K:

Exhibit Number	Description
10.1	Offer letter to John Burke dated February 25, 2014
10.2	Executive Severance and Arbitration Agreement with John Burke effective March 18, 2014
99.1	Press release announcing appointment of John Burke as Executive Vice President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation (Registrant)

Date: March 13, 2014	By:	/s/ Thomas Carson
Thomas Carson
Chief Executive Officer